GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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For this type of Account:                              Give the SOCIAL SECURITY
                                                       NUMBER OF--
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1.   Individual                                        The individual

2.   Two or more individuals (joint account)           The account owner of the
                                                       account or, if combined
                                                       funds, the first
                                                       individual on the
                                                       account(1)

3.   Custodian account of a minor (Uniform Gift to     The minor(2)
     Minors Act)

4a.  The usual revocable savings trust account         The grantor-trustee(1)
     (grantor is also trustee)
 b.  So-called trust account that is not a legal or    The actual owner(1)
     valid trust under State Law

5.   Sole proprietorship                               The owner(3)

6.   Sole proprietorship                               The owner(3)

7.   A valid trust, estate, or pension trust           The legal entity(4)

8.   Corporate                                         The corporation

9.   Association, club, religious, charitable,         The organization
     educational, or other tax-exempt organization

10.  Partnership                                       The partnership

11.  A broker or registered nominee                    The broker or nominee

12.  Account with the Department of                    The public entity
     Agriculture in the The public entity
     name of a public entity (such as a
     State or local government, school
     district, or prison) that receives
     agricultural program payments

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(1)      List first and circle the name of the person whose number you furnish.
         If only one person on a joint account has a social security number, that person's number must be furnished.

(2)      Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER                      Note:  You may be   subject   to  backup
                                               withholding  if this  interest is
If  you  do  not  have  a  taxpayer            $600 or  more  and is paid in the
identification number or you do not            course  of the  payer's  trade or
know your number, obtain Form SS-5,            business   and   you   have   not
Application  for a Social  Security            provided  your  correct  taxpayer
Number   Card,    or   Form   SS-4,            identification   number   to  the
Application       for      Employer            payer.
Identification Number, at the local     / /  Payments  of  tax-exempt   interest
office  of  the   Social   Security          (including          exempt-interest
Administration   or  the   Internal          dividends under section 852).
Revenue  Service  and  apply  for a     / /  Payments   described   in   section
number.                                      6049(b)(5) to nonresident aliens.
                                        / /  Payments on tax-free covenant bonds
PAYEES EXEMPT FROM BACKUP WITHHOLDING        under section 1451.
                                        / /  Payments  made by  certain  foreign
Payees  specifically  exempted from          organizations.
backup   withholding   include  the     / /  Mortgage interest paid to you.
following:
                                        Exempt  payees  described  above  should
/ / An organization exempt from file Form W-9 to avoid possible tax under section 501(a) of erroneous backup withholding. FILE THIS
     the  Internal  Revenue Code of     FORM  WITH  THE  PAYER,   FURNISH   YOUR
     1986, as amended (the "Code"),     TAXPAYER  IDENTIFICATION  NUMBER,  WRITE
     an individual retirement "EXEMPT" IN PART II OF THE FORM, SIGN account or a custodial account AND DATE THE FORM, AND RETURN IT TO THE
     under  section  403(b)(7),  if     PAYER.
     the  account   satisfies   the
     requirements     of    section          Certain    payments    other   than
     401(f)(2).                         interest,   dividends,   and   patronage
/ /  The   United   States  or  any     dividends,   that  are  not  subject  to
     agency   or    instrumentality     information   reporting   are  also  not
     thereof.                           subject to backup withholding.
/ /  A  state,   the   District  of
     Columbia, a possession of the PRIVACY ACT NOTICE.--Section 6109 of the United States, or any Code requires most recipients of political subdivision or dividend, interest, or other payments to
     instrumentality thereof.           give taxpayer  identification numbers to
/ /  A  foreign  government  or any     payers who must  report the  payments to
     political subdivision,  agency     IRS.    IRS   uses   the   numbers   for
     or instrumentality thereof.        identification   purposes  and  to  help
/ /  An international  organization     verify the  accuracy of your tax return.
     or     any      agency      or     The   IRS   may   also    provide   this
     instrumentality thereof.           information to the Department of Justice
                                        for civil and criminal litigation and to
Other  payees  that  may be  exempt     cities,  states,  and  the  District  of
from backup withholding include:        Columbia  to carry  out  their tax laws.
                                        You   must   provide    your    taxpayer
/ /  A corporation.                     identification number whether or not you
/ /  A financial institution.           are required to file tax returns. Payers
/ / A dealer in securities or must generally withhold 31% of taxable commodities registered in the interest, dividend, and certain other U.S., the District of Columbia payments to a payee who does not furnish
     or a possession  of the U.S.       a  taxpayer  identification  number to a
/ / A futures commission merchant payer. Certain penalties may also apply. registered with the Commodity
     Futures Trading Commission.        PENALTIES
/ /  A   real   estate   investment
     trust.                             PENALTY FOR FAILURE TO FURNISH  TAXPAYER
/ / A common trust fund operated IDENTIFICATION NUMBER.--If you fail to by a bank under section furnish your taxpayer identification
     584(a).                            number to a payer,  you are subject to a
/ / An entity registered at all penalty of $50 for each such failure times during the tax year unless your failure is due to reasonable
     under the  Investment  Company     cause and not to willful neglect.
     Act of 1940.
/ /  A  foreign   central  bank  of     CIVIL PENALTY FOR FALSE INFORMATION WITH
     issue.                             RESPECT TO  WITHHOLDING.--If  you make a
/ / A middleman known in the false statement with no reasonable basis investment community as a which results in no imposition of backup nominee or who is listed in withholding, you are subject to a
     the most recent publication of     penalty of $500.
     the   American    Society   of
     Corporate  Secretaries,   Inc.     CRIMINAL    PENALTY    FOR    FALSIFYING
     Nominee List.                      INFORMATION.--Willfully       falsifying
/ /  A trust  exempt from tax under     certifications   or   affirmations   may
     section  664 as  described  in     subject   you  to   criminal   penalties
     section 4947.                      including fines and/or imprisonment.

Payments of dividends and patronage     FOR ADDITIONAL  INFORMATION CONTACT YOUR
dividends not generally  subject to     TAX  CONSULTANT OR THE INTERNAL  REVENUE
backup   withholding   include  the     SERVICE.
following:

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/ /  Payments to nonresident aliens
     subject to  withholding  under
     section 1441.
/ /  Payments to  partnerships  not
     engaged in a trade or business
     in the U.S.  and which have at
     least one nonresident alien
     partner.
/ /  Payments     of      patronage
     dividends   where  the  amount
     received is not paid in money.
/ /  Payments   made   by   certain
     foreign organizations.
/ /  Section  404(k)  payments made
     by an ESOP.

Payments of interest not  generally
subject   to   backup   withholding
include the following:

/ /  Payments    of   interest   on
     obligations      issued     by
     individuals.